Exhibit 28 (j) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated July 31, 2024, and each included in this Post-Effective Amendment No. 73 to the Registration Statement (Form N-1A, File No. 002-98237) of Federated Hermes Intermediate Municipal Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 23, 2024, with respect to the financial statements and financial highlights of Federated Hermes Intermediate Municipal Fund (the sole portfolio constituting Federated Hermes Intermediate Municipal Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 23, 2024